Limited Power of Attorney

KNOW ALL BY THESE PRESENTS, that the undersigned, James J.

Hughes is required, or may be required in the future, to file reports of changes in beneficial ownership of equity securities of MGIC Investment Corporation (the "Company").

To facilitate the filing of these reports, the undersigned

hereby appoints each person who is the Chief Financial

Officer, the Chief Compliance Officer, the General Counsel, the

Associate General Counsel, any Assistant General Counsel, the

Secretary, or any Assistant Secretary of the Company as the

undersigned's attorney-in-fact and agent to: (i) apply on

behalf of the undersigned (if necessary) for access to the

EDGAR System maintained by the Securities and Exchange

Commission, (ii) apply on behalf of the undersigned for access codes (if necessary) for the EDGAR System, and (iii) sign on behalf of the undersigned any Form 3, Form 4, or Form 5 to be filed by the undersigned with the Securities and Exchange

Commission or any securities exchange.

Each of the persons authorized to act as such attorney-in-fact and agent above may do so separately without the concurrence of the other persons. The authority granted hereunder is

granted to the person occupying the position specified at the time such authority is exercised.

Dated:   February 23, 2015

Signature:    /s/ James J. Hughes

Please print or type name:     James J. Hughes